Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement filed under Schedule B and in the related prospectus of KfW for the registration of debt securities of our report dated February 27, 2018, with respect to the consolidated financial statements of KfW, included in Amendment No.5 to KfW’s Annual Report on Form 18-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Claus-Peter Wagner	/s/ Matthias Koch
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft
Eschborn, Germany
April 16, 2018